SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K


          Current Report Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):  December 17, 2001

                             CLICKACTION INC.
       (Exact name of Registrant as specified in its charter)


   DELAWARE                000-26008                 77-0195362
(State or other     (Commission File Number)   (I.R.S. Employer
jurisdiction of                                 Identification No.)
incorporation or
organization)






                        2197 E. Bayshore Road
                     Palo Alto, California  94303
         (Address of principal executive offices) (Zip code)


                           (650) 473-3600
        (Registrant's telephone number, including area code)


                                  N/A
   (Former name or former address, if changed since last report)

Item 5.  Other Events

      On December 17, 2001, ClickAction Inc., a Delaware corporation and the registrant herein (the "Company"), issued a press release concerning the settlement of a dispute with Elibrium, the company that purchased ClickAction's desktop application software division in June 2001, regarding Elibrium's right to make a setoff against the remaining payments of the purchase price. ClickAction agreed that Elibrium could setoff $750,000 from the remaining $1.5 million of scheduled payments of the purchase price. Under the revised payment schedule, Elibrium agreed to make an immediate payment of $500,000 and an additional payment of $250,000 on March 1, 2002. Elibrium further agreed to pay all of the disputed liabilities related to the setoff claims and to release ClickAction of all known and unknown claims arising from the purchase of ClickAction's former software division.

Item 7.  Financial Statements and Exhibits.

      (c)   Exhibits

      99.1. Press Release of ClickAction Inc. dated December 17, 2001




                                SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CLICKACTION INC.



Date:  December 17, 2001           By:  /s/ George Grant
                                        -------------------------------
                                        George Grant
                                        President and Chief Executive
                                        Officer

INDEX TO EXHIBITS

Exhibit
Number       Description
----------   ---------------------------------------------------------
99.1         Press Release of ClickAction Inc. dated December 17, 2001

Corporate Contact                           Investor Relations Contact
Amy Sheldon                                 Dawn Scardina
ClickAction Inc.                            ClickAction Inc.
650.473.3605                                650.463.3948
amys@clickaction.com                        IR@clickaction.com


For Immediate Release
December 17, 2001


                    CLICKACTION SETTLES ELIBRIUM DISPUTE

           ClickAction to Receive $500,000 now, $250,000 in March

PALO ALTO, Calif. (December 17, 2001) - ClickAction(tm) Inc. (Nasdaq:
CLAC), a leading provider of email marketing automation products and services, announced today that it has agreed to certain setoffs with Elibrium, the company that purchased ClickAction's desktop application software division in June 2001. ClickAction agreed to set off $750,000 from the remaining $1.5 million of scheduled payments of the purchase price from Elibrium. Under the revised payment schedule, Elibrium agreed to make an immediate payment of $500,000 and an additional payment of $250,000 on March 1, 2002. Elibrium further agreed to end all dispute, to pay all of certain disputed liabilities, and to release ClickAction of all known and unknown claims arising from the purchase of ClickAction's former software division.

The setoffs are due to a dispute over certain accounts payable and accounts receivable items included in Elibrium's purchase of the software division from ClickAction. The parties have entered into a preliminary settlement agreement and are in the process of negotiating the definitive settlement agreement.

ClickAction stated that it would expect to have sufficient cash reserves to reach profitability in 2002, even without the payments from Elibrium.

About ClickAction
ClickAction, Inc. is a leading provider of email marketing automation products and services. ClickAction Email Marketing Automation (EMA) helps marketers design, deploy and manage personalized email campaigns that maximize the lifetime value of each customer. ClickAction EMA saves time, generates revenues and reduces costs by providing a highly scalable outbound and inbound messaging, one-to-one publication, powerful rule-based segmentation, real-time tracking and detailed reporting, all integrated in a Web-based solution. 100% Java-based, ClickAction EMA is built for easy deployment and integration with industry-leading third party applications. ClickAction EMA products and services range from fully hosted ASP applications to licensable, enterprise-class software. ClickAction products have a proven track record of success in a variety of industries including retail, catalog, brand and publishing. In addition to ClickAction EMA, the Company offers interactive, campaign, acquisition and rich media services. ClickAction is a member of TRUSTe, an independent, non-profit organization whose mission is to build users' trust and confidence in the Internet. For more information on ClickAction products and services, visit www.clickaction.com or call 1-800-473-3141.


Forward Looking Statements
Some of the statements included in this press release are "forward-looking statements." These forward-looking statements include, but are not limited to, statements about our plans, projections, expectations and intentions, and other statements that are not historical facts. When used in this press release, the words "anticipates," "believes," "projects," "expects," "intends," "will" and "may" or the negative of these terms or similar expressions are generally intended to identify forward-looking statements. Such statements are based on current expectations that involve a number of uncertainties and risks. Such uncertainties and risks include, but are not limited to, the development of new products and services, the enhancement of existing products and services, the dependence on principal customers and partners, competitive pricing pressures, timing of orders received, introduction of competitive products and services having technological and/or pricing advantages, the overall dynamics of the industry, including the extent of industry consolidation, and general economic conditions. For further information, refer to the risk factors included in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2000 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, each as filed with the Securities and Exchange Commission.